UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

_____________________________________________

_____________________________________________

(In the space above enter the full name(s) of the plaintiff(s)/petitioner(s).)

- against -
_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

(In the space above enter the full name(s) of the defendant(s)/respondent(s).)

 ____ Civ. ________ (___) (___)

PLAINTIFF'S INTERROGATORIES
AND REQUEST FOR
PRODUCTION OF DOCUMENTS
(EMPLOYMENT DISCRIMINATION CASE)


Pursuant to Rules 26, 33 and 34 of the Federal Rules of Civil Procedure, the defendant shall answer, under oath, the following interrogatories, and produce copies of the following documents, within thirty (30) days of the service of this discovery request, at the plaintiff's current address.

DEFINITIONS and INSTRUCTIONS

1. The provisions of Local Rules 26.2, 26.3, 33.1, 33.3 relating to claims of privilege, uniform definitions, references to records, and interrogatories apply to and are incorporated by reference.

2. "Personnel records" refers to any document or electronically stored information ("ESI") in any form whatsoever in the possession, custody or control of the defendant that is used, has been used, or may be used relative to plaintiff's qualifications for employment, promotion, transfer, compensation or disciplinary action. Personnel records also include any document or ESI in any form whatsoever in the possession, custody or control of a person, corporation, partnership or other entity that keeps or supplies a personnel record for the defendant. Without limiting the foregoing, all of the following documents and/or ESI constitute part of the personnel records:
      (a) plaintiff's job application
      (b) plaintiff's resume or other form of employment inquiry to defendant
      (c) defendant's offer of employment, promotion or transfer
      (d) plaintiff's performance evaluations
      (e) documents or ESI concerning any disciplinary action taken against plaintiff
      (f) awards or other documents or ESI concerning commendations for plaintiff
      (g) waivers or other written agreements between defendant and plaintiff
      (h) termination notices and letters of rejection.



Rev. 12/2009

3. Documents produced shall be Bates-stamped or otherwise numbered sequentially.

4. The answers to these interrogatories shall be promptly supplemented and amended as required by Rule 26(e) of the Federal Rules of Civil Procedure.

5. In the event that an answer to any interrogatory is made by reference to records from which the answer may be derived or ascertained, as permitted by Rule 33(d) of the Federal Rules of Civil Procedure, provide the information required by Local Rule 33.1 and make the documents or ESI referred to available for inspection and copying within fourteen (14) days after the service of answers to these interrogatories as required by Local Rule 33.1(d).


DOCUMENT REQUESTS AND INTERROGATORIES

1. Produce the "personnel records" concerning the plaintiff as defined above.

2. Identify plaintiff's job title and description, as well as the starting date and termination date of plaintiff's employment.

3. Identify plaintiff's compensation, including the amount of plaintiff's base salary and /or rate of pay and a description of all fringe benefits plaintiff receives or received as an employee of the defendant.

4. Identify the legitimate non-discriminatory reason(s) the defendant claims motivated the adverse action(s) taken against plaintiff that is/are the subject of plaintiff's complaint and produce all supporting documents, reports, memos, evaluations and ESI.

Dated: __________________ ,  ___________

         (town/city) (state)

         ____________, _______ 20

____________________________________________
Signature


_____________________________________
Address


_________________________________________________
City, State

______________________
Zip Code


______________________________________
Telephone Number

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Fax Number (if you have one)

Rev. 12/2009